UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Barnes & Noble, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

On September 21, 2010, Barnes & Noble, Inc. began using the following script in connection with the solicitation of proxies for the 2010 annual meeting of stockholders:

Barnes & Noble 2010 Annual Meeting of Shareholders

Script for Calls with BKS Employees

•

Hi…This is              from Barnes & Noble. [If the person you are calling is not available please leave the following message: Hi, this is              from Barnes & Noble calling you to remind you to vote your WHITE proxy card if you want to vote as the Board recommends, although the decision about how to vote is entirely yours. I would appreciate your taking a few moments to return my call at             .]

•

I wanted to take a moment of your time to remind you to vote your shares if you haven’t already done so in time for this year’s Annual Meeting of Shareholders, which will be held this year on September 28.

•	This is an important event for the Company’s future, and your vote – no matter how many shares you own – is extremely important.

•	By now, you should have received proxy materials with a WHITE proxy card from Barnes & Noble and separate materials from Ron Burkle’s investment company Yucaipa. Yucaipa’s proxy card is Gold.

•	If you hold shares in more than one account, you will have received WHITE and Gold proxy cards or voting instruction cards for each account.

•	For example, if you are a 401k plan participant, you should have received voting instruction cards from Fidelity, our plan administrator.

•	If you hold additional shares through a bank or broker, you would have received proxy materials through that firm as well.

•	Please keep in mind that if you want to vote as the Board recommends, you will need to vote each WHITE card or instruction form you receive to ensure that all of your shares are voted.

•	Again, let me reiterate that the annual meeting is an important event for the Company’s future and let me remind you that how you vote is entirely your decision.

•

We urge you to vote your shares TODAY. The fastest way to vote your shares is by phone or online. In any case, remember that 401k plan participants have only until Friday, September 24 to vote their shares.

•

If you have lost your proxy materials, have any questions about how to vote or if you need additional assistance, please call Andy Milevoj at 212-633-3489 or Innisfree M&A Incorporated at (877) 456-3422.

* * *

With respect to participants in the 401k plan, this communication is not investment advice and is being directed to the 401k plan participants by the Board of Directors of Barnes & Noble in its capacity as an employer of the 401k plan participants and not in its capacity as a fiduciary.

Important Information and Certain Information Regarding Participants

On August 25, 2010, Barnes & Noble, Inc. (“Barnes & Noble”) filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement in connection with its 2010 Annual Meeting and has mailed the definitive proxy statement to its stockholders, which definitive proxy statement was amended on September 21, 2010. The definitive proxy statement (as amended) contains information regarding the names, affiliations and interests of Barnes & Noble’s directors, director nominees and certain of its officers and employees that may be deemed, along with Barnes & Noble, to be participants in the solicitation of Barnes & Noble’s stockholders in connection with its 2010 Annual Meeting. Security holders are urged to read the definitive proxy statement and any other relevant documents filed with the SEC when they become available, because they contain (or will contain) important information. Security holders may obtain a free copy of the definitive proxy statement, the amendment thereto and other documents (when available) that Barnes & Noble files with the SEC at the SEC’s website at www.sec.gov, at Barnes & Noble’s website at www.barnesandnobleinc.com and from Barnes & Noble by directing a request to Barnes & Noble, Inc., Attention: Investor Relations, 122 Fifth Avenue, New York, New York 10011.

Safe Harbor

This communication contains “forward-looking statements.” Barnes & Noble is including this statement for the express purpose of availing itself of the protections of the safe harbor provided by the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” “projection” and similar expressions, as they relate to Barnes & Noble or the management or Board of Directors of Barnes & Noble, identify forward-looking statements. These forward-looking statements are based on currently available information and represent the beliefs of the management of the company. These statements are subject to risks and uncertainties that could cause actual results to differ materially. These risks include, but are not limited to, general economic and market conditions, decreased consumer demand for the company’s products, possible disruptions in the company’s computer systems, telephone systems or supply chain, possible risks associated with data privacy and information security, possible work stoppages or increases in labor costs, possible increases in shipping rates or interruptions in shipping service, effects of competition, possible disruptions or delays in the opening of new stores or the inability to obtain suitable sites for new stores, higher than anticipated store closing or relocation costs, higher interest rates, the performance of the company’s online, digital and other initiatives, the performance and successful integration of acquired businesses, the success of the company’s strategic investments, unanticipated increases in merchandise, component or occupancy costs, unanticipated adverse litigation results or effects, the results or effects of any governmental review of the company’s stock option practices, product and component shortages, effects of the company’s evaluation of strategic alternatives and other factors which may be outside of the company’s control. Please refer to the company’s annual, quarterly and periodic reports on file with the SEC for a more detailed discussion of these and other risks that could cause results to differ materially. The company assumes no obligation to update or revise any forward-looking statements.